CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements (Nos. 33-216888, 333-197641 and 333-188664) on Form S-8 of Westbury Bancorp, Inc. of our report dated December 2, 2016, relating to our audit of the consolidated financial statements of Westbury Bancorp, Inc. and Subsidiary as of and for the year ended September 30, 2016, appearing in this Annual Report on Form 10-K of Westbury Bancorp, Inc. for the year ended September 30, 2017.

/s/ RSM US LLP
Milwaukee, Wisconsin
December 4, 2017